EXHIBIT 99.1

Camden Property Trust Announces First Quarter 2008 Operating Results

HOUSTON--(BUSINESS WIRE)--Camden Property Trust (NYSE:CPT) announced that its funds from operations (“FFO”) for the first quarter of 2008 totaled $0.89 per diluted share or $52.3 million, as compared to $0.89 per diluted share or $55.9 million for the same period in 2007. The Company reported net income (“EPS”) of $14.9 million or $0.27 per diluted share for the first quarter of 2008, as compared to $13.0 million or $0.22 per diluted share for the same period in 2007. EPS for the three months ended March 31, 2008 included a $0.13 per diluted share impact from gain on sale of properties, including discontinued operations. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

Same-Property Results

For the 43,480 apartment homes included in consolidated same-property results, first quarter 2008 same-property net operating income (“NOI”) increased 1.4% compared to the first quarter of 2007, with revenues increasing 1.5% and expenses increasing 1.6%. On a sequential basis, first quarter 2008 same-property NOI declined 1.2% compared to the fourth quarter of 2007, with revenues increasing 0.5% and expenses increasing 3.5% compared to the prior quarter. Same-property physical occupancy levels for the portfolio averaged 93.8% during the first quarter of 2008, compared to 94.5% in the first quarter of 2007 and 93.6% in the fourth quarter of 2007.

The Company defines same-property communities as communities owned and stabilized as of January 1, 2007, excluding properties held for sale and communities under redevelopment. A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

Development Activity

During the first quarter, lease-up was completed at Camden Old Creek in San Marcos, CA, a $92.2 million project that is currently 94% occupied. As of March 31, 2008, Camden had three wholly-owned apartment communities which were completed and in lease-up: Camden Royal Oaks in Houston, TX, a $21.0 million project that is currently 86% leased; Camden Monument Place in Fairfax, VA, a $62.4 million project that is currently 88% leased; and Camden City Centre in Houston, TX, a $51.6 million project that is currently 77% leased. The Company also had one joint venture community which was completed and in lease-up: Camden Plaza in Houston, TX, a $40.8 million project that is currently 80% leased.

The Company has eight additional communities currently under construction and in lease-up: Camden Potomac Yard in Arlington, VA, a $110.0 million project that is currently 34% leased; Camden Summerfield in Landover, MD, a $68.0 million project that is currently 36% leased; Camden Orange Court in Orlando, FL, a $49.0 million project that is currently 14% leased; Camden Dulles Station in Oak Hill, VA, a $77.0 million project that is currently 9% leased; Camden Cedar Hills in Austin, TX, a $27.0 million project that is currently 3% leased; Camden Whispering Oaks in Houston, TX, a $30.0 million project that is currently 3% leased; Camden College Park in College Park, MD, a $139.9 million joint venture project that is currently 32% leased; and Camden Main & Jamboree in Irvine, CA, a $115.0 million joint venture project that is currently 27% leased.

Camden’s current development pipeline under construction includes six wholly-owned communities comprising 1,778 apartment homes with a total budgeted cost of $361.0 million. The Company also has five joint venture communities under construction comprising 1,605 apartment homes with a total budgeted cost of $376.7 million.

Camden’s future development pipeline currently consists of 18 potential developments comprising 5,855 apartment homes and a total estimated cost of $1.5 billion. The future pipeline represents projects in the early phase of the development process for which Camden either owns the land, has an option to acquire the land or enter into a leasehold interest, or is the buyer under a long-term conditional contract.

Disposition Activity

During the quarter, the Company disposed of Camden Ridgeview, a 167-home apartment community in Austin, TX for $10.6 million, resulting in a gain on sale of $6.1 million. The Company also sold 4,100 square feet of retail space adjacent to its regional office in Las Vegas for $1.4 million, resulting in a gain on sale of $1.1 million.

Properties and Land Held for Sale

At March 31, 2008, Camden had two operating communities consisting of 272 apartment homes held for sale: Camden Pinnacle, a 224-home apartment community in Denver, CO; and Oasis Sands, a 48-home apartment community in Las Vegas, NV.

The Company also had 4.6 acres of undeveloped land in Boca Raton, FL and Dallas, TX classified as held for sale at quarter-end.

Stock Repurchase

During the first quarter of 2008, Camden repurchased 690,400 common shares at an average price per share of $43.41, for a total of $30.0 million. The Company completed a total of $230.1 million of common share repurchases during 2007 and early 2008.

Earnings Guidance

Camden’s earnings guidance for 2008 is based on its current and expected views of the apartment market and general economic conditions. Full-year 2008 FFO is expected to be $3.60 to $3.80 per diluted share, and full-year 2008 EPS is expected to be $0.57 to $0.77 per diluted share. Second quarter 2008 earnings guidance is $0.87 to $0.91 per diluted share for FFO and $0.08 to $0.12 per diluted share for EPS. Guidance for EPS excludes potential future gains on the sale of properties. Camden intends to update its earnings guidance to the market on a quarterly basis. A reconciliation of expected net income to expected FFO is included in the financial tables accompanying this press release.

Conference Call

The Company will hold a conference call on Friday, May 2, 2008 at 10:00 a.m. Central Time to review its first quarter 2008 results and discuss its outlook for future performance. To participate in the call, please dial (800) 860-2442 (domestic) or (412) 858-4600 (international) by 9:50 a.m. Central Time and request the Camden Property Trust First Quarter 2008 Earnings Call, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at www.camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Annual Meeting of Shareholders

Camden’s Annual Meeting of Shareholders will be held on May 6, 2008 at the Renaissance Hotel, 6 East Greenway Plaza, Houston, Texas, at 1:30 p.m., Central Standard Time. The Company’s proxy statement, 10-K, and Annual Report to Shareholders are available in the Investor Relations section of the company’s website at www.camdenliving.com. If you wish to receive hard copies of these documents, please contact Camden’s Investor Relations Department at ir@camdenliving.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

About Camden

Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 181 properties containing 62,918 apartment homes across the United States. Upon completion of 11 properties under development, the Company’s portfolio will increase to 66,301 apartment homes in 192 properties. Camden was recently named to FORTUNE® Magazine’s list of the “100 Best Companies to Work For.”

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at www.camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended
	March 31,
OPERATING DATA	2008	2007
Property revenues
Rental revenues	$138,793	$133,036
Other property revenues	17,930	14,640
Total property revenues	156,723	147,676

Property expenses
Property operating and maintenance	40,985	38,589
Real estate taxes	17,917	16,049
Total property expenses	58,902	54,638

Non-property income
Fee and asset management income	2,412	2,386
Interest and other income	1,333	1,562
Income on deferred compensation plans	(8,541)	2,306
Total non-property income	(4,796)	6,254

Other expenses
Property management	4,900	4,728
Fee and asset management	1,725	1,620
General and administrative	7,960	8,054
Interest	32,661	27,790
Depreciation and amortization	42,785	39,053
Amortization of deferred financing costs	742	913
Expense on deferred compensation plans	(8,541)	2,306
Total other expenses	82,232	84,464

Income from continuing operations before gain on sale of properties, equity in income of joint ventures, minority interests and income taxes	10,793	14,828
Gain on sale of properties, including land	1,106	-
Equity in income (loss) of joint ventures	(47)	735
Minority interests
Distributions on perpetual preferred units	(1,750)	(1,750)
Income allocated to common units and other minority interests	(1,269)	(787)
Income from continuing operations before income taxes	8,833	13,026
Income tax expense	(273)	(1,905)
Income from continuing operations	8,560	11,121
Income from discontinued operations	228	2,186
Gain on sale of discontinued operations	6,127	-
Income from discontinued operations allocated to common units	-	(270)
Net income	$14,915	$13,037

PER SHARE DATA
Net income - basic	$0.27	$0.22
Net income - diluted	0.27	0.22
Income from continuing operations - basic	0.16	0.19
Income from continuing operations - diluted	0.16	0.19

Weighted average number of common and common equivalent shares outstanding:
Basic	54,965	58,813
Diluted	55,625	59,994

PROPERTY DATA
Total operating properties (end of period) (a)	181	187
Total operating apartment homes in operating properties (end of period) (a)	62,918	64,516
Total operating apartment homes (weighted average)	51,763	53,097
Total operating apartment homes - excluding discontinued operations (weighted average)	51,380	49,604

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended
	March 31,
FUNDS FROM OPERATIONS	2008	2007

Net income	$14,915	$13,037
Real estate depreciation and amortization from continuing operations	41,921	38,338
Real estate depreciation from discontinued operations	17	1,268
Adjustments for unconsolidated joint ventures	1,539	1,086
Income from continuing operations allocated to common units	1,156	736
Income from discontinued operations allocated to common units	-	270
(Gain) loss on sale of operating properties, net of taxes	(1,106)	1,184
(Gain) on sale of discontinued operations	(6,112)	-
Funds from operations - diluted	$52,330	$55,919

PER SHARE DATA
Funds from operations - diluted	$0.89	$0.89
Cash distributions	0.70	0.69

Weighted average number of common and common equivalent shares outstanding:
FFO - diluted	58,544	63,021

PROPERTY DATA
Total operating properties (end of period) (a)	181	187
Total operating apartment homes in operating properties (end of period) (a)	62,918	64,516
Total operating apartment homes (weighted average)	51,763	53,097
Total operating apartment homes - excluding discontinued operations (weighted average)	51,380	49,604

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN			BALANCE SHEETS
			(In thousands)

(Unaudited)	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2008	2007	2007	2007	2007
ASSETS
Real estate assets, at cost
Land	$749,664	$730,548	$714,044	$713,084	$703,850
Buildings and improvements	4,435,787	4,316,472	4,215,662	4,144,075	4,108,955
	5,185,451	5,047,020	4,929,706	4,857,159	4,812,805
Accumulated depreciation	(907,643)	(868,074)	(827,944)	(788,318)	(799,624)
Net operating real estate assets	4,277,808	4,178,946	4,101,762	4,068,841	4,013,181
Properties under development, including land	358,994	446,664	488,620	454,617	410,002
Investments in joint ventures	12,526	8,466	12,243	12,722	8,321
Properties held for sale, including land	23,299	25,253	73,325	72,577	32,879
Total real estate assets	4,672,627	4,659,329	4,675,950	4,608,757	4,464,383
Accounts receivable - affiliates	36,166	35,940	36,171	35,341	34,854
Notes receivable
Affiliates	52,331	50,358	48,172	45,560	43,507
Other	8,710	11,565	11,565	11,565	11,565
Other assets, net (a)	116,010	126,996	129,810	136,524	118,329
Cash and cash equivalents	947	897	1,207	3,058	1,470
Restricted cash	5,325	5,675	5,904	20,053	5,772
Total assets	$4,892,116	$4,890,760	$4,908,779	$4,860,858	$4,679,880

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Notes payable
Unsecured	$2,351,006	$2,265,319	$2,198,628	$2,065,175	$1,897,865
Secured	559,952	562,776	565,564	566,001	568,731
Accounts payable and accrued expenses	90,779	107,403	110,643	128,892	110,486
Accrued real estate taxes	17,769	24,943	42,151	29,785	16,036
Other liabilities (b)	146,817	136,365	117,317	115,547	110,684
Distributions payable	42,942	42,689	44,180	44,982	45,137
Total liabilities	3,209,265	3,139,495	3,078,483	2,950,382	2,748,939

Commitments and contingencies

Minority interests
Perpetual preferred units	97,925	97,925	97,925	97,925	97,925
Common units	97,416	111,624	104,176	105,353	102,217
Other minority interests	8,537	10,403	10,740	10,916	10,335
Total minority interests	203,878	219,952	212,841	214,194	210,477

Shareholders' equity
Common shares of beneficial interest	660	654	654	654	654
Additional paid-in capital	2,227,256	2,209,631	2,207,333	2,204,525	2,199,713
Distributions in excess of net income	(250,845)	(227,025)	(269,667)	(241,711)	(243,786)
Employee notes receivable	(306)	(1,950)	(1,963)	(1,976)	(2,025)
Treasury shares, at cost	(463,574)	(433,874)	(318,902)	(265,210)	(234,092)
Other comprehensive loss (c)	(34,218)	(16,123)	-	-	-
Total shareholders' equity	1,478,973	1,531,313	1,617,455	1,696,282	1,720,464
Total liabilities and shareholders' equity	$4,892,116	$4,890,760	$4,908,779	$4,860,858	$4,679,880

(a) includes:
net deferred charges of:	$10,287	$10,811	$10,308	$11,565	$9,724
value of in place leases of:	$62	$258	$703	$1,091	$61

(b) includes:
deferred revenues of:	$2,575	$2,459	$2,738	$2,937	$3,321
above/below market leases of:	($6)	($13)	$25	$43	$8
distributions in excess of investments in joint ventures of:	$25,065	$23,653	$20,867	$19,549	$18,805
fair value adjustment of derivative instrument:	$34,218	$16,123	-	-	-

(c) Represents the fair value adjustment of the derivative instrument.

CAMDEN	NON-GAAP FINANCIAL MEASURES
	DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income to FFO is provided below:

			Three Months Ended
			March 31,
			2008	2007
Net income			$14,915	$13,037
Real estate depreciation and amortization from continuing operations			41,921	38,338
Real estate depreciation from discontinued operations			17	1,268
Adjustments for unconsolidated joint ventures			1,539	1,086
Income from continuing operations allocated to common units			1,156	736
Income from discontinued operations allocated to common units			-	270
(Gain) loss on sale of operating properties, net of taxes			(1,106)	1,184
(Gain) on sale of discontinued operations			(6,112)	-
Funds from operations - diluted			$52,330	$55,919

Weighted average number of common and common equivalent shares outstanding:
EPS diluted			55,625	59,994
FFO diluted			58,544	63,021

Net income per common share - diluted			$0.27	$0.22
FFO per common share - diluted			$0.89	$0.89

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income (EPS). A reconciliation of the ranges provided for expected net income per diluted share to expected FFO per diluted share is provided below:

	2Q08 Range		2008 Range
	Low	High	Low	High

Expected net income per share - diluted	$0.08	$0.12	$0.57	$0.77
Expected difference between EPS and fully diluted FFO shares	(0.01)	(0.01)	($0.03)	($0.03)
Expected real estate depreciation	0.73	0.73	$2.94	$2.94
Expected adjustments for unconsolidated joint ventures	0.04	0.04	$0.13	$0.13
Expected income allocated to common units	0.03	0.03	$0.11	$0.11
Expected (gain) on sale of properties and properties held for sale	0.00	0.00	($0.12)	($0.12)
Expected FFO per share - diluted	$0.87	$0.91	$3.60	$3.80

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to net operating income is provided below:

	Three Months Ended
	March 31,
	2008	2007
Net income	$14,915	$13,037
Fee and asset management income	(2,412)	(2,386)
Interest and other income	(1,333)	(1,562)
Income on deferred compensation plans	8,541	(2,306)
Property management expense	4,900	4,728
Fee and asset management expense	1,725	1,620
General and administrative expense	7,960	8,054
Interest expense	32,661	27,790
Depreciation and amortization	42,785	39,053
Amortization of deferred financing costs	742	913
Expense on deferred compensation plans	(8,541)	2,306
(Gain) loss on sale of properties, including land	(1,106)	-
Equity in income of joint ventures	47	(735)
Distributions on perpetual preferred units	1,750	1,750
Income allocated to common units and other minority interests	1,269	787
Income tax expense	273	1,905
Income tax expense on sale of depreciable operating properties	-	-
Income from discontinued operations	(228)	(2,186)
Gain on sale of discontinued operations	(6,127)	-
Income from discontinued operations allocated to common units	-	270
Net Operating Income (NOI)	$97,821	$93,038

"Same Property" Communities	$81,328	$80,232
Non-"Same Property" Communities	8,990	6,395
Development and Lease-Up Communities	978	(90)
Redevelopment Communities	5,886	5,969
Dispositions / Other	639	532
Net Operating Income (NOI)	$97,821	$93,038

EBITDA

EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in income of joint ventures, gain on sale of real estate assets, and income allocated to minority interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income to EBITDA is provided below:

	Three Months Ended
	March 31,
	2008	2007
Net income	$14,915	$13,037
Interest expense	32,775	27,911
Amortization of deferred financing costs including discontinued operations	742	913
Depreciation and amortization	42,785	39,053
Distributions on perpetual preferred units	1,750	1,750
Income allocated to common units and other minority interests	1,269	787
Income tax expense	273	1,905
Real estate depreciation from discontinued operations	17	1,268
(Gain) loss on sale of properties, including land	(1,106)	-
Equity in income of joint ventures	47	(735)
Gain on sale of discontinued operations	(6,127)	-
Income from discontinued operations allocated to common units	-	270
EBITDA	$87,340	$86,159

CONTACT:
Camden Property Trust, Houston
Kim Callahan, 713-354-2549